Compass Pathways Announces Fourth Quarter 2023 Financial Results
and Business Highlights

London, UK – February 29, 2024

Highlights:
•COMP360 phase 3 pivotal program ongoing; COMP005 trial top-line data now expected in fourth quarter 2024, COMP006 remains on track for top-line data in mid-2025
•Teri Loxam to assume Chief Financial Officer role on March 1, 2024
•Cash position of $220.2 million at December 31, 2023, additional $31.4 million net cash raised to date in first quarter 2024
•Conference call February 29 at 8:00 am ET (1:00 pm UK)

Compass Pathways plc (Nasdaq: CMPS) (“Compass”), a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health, today reported its financial results for the fourth quarter 2023 and provided an update on recent progress across its business.

Kabir Nath, Chief Executive Officer, said, “We continue to progress our two phase 3 trials of COMP360 in treatment-resistant depression with top-line data expected this year and next. While our overall Phase 3 trial completion remains on track with the ‘006 study expected in mid-2025, we are experiencing some enrollment delays in the ‘005 trial, resulting in a slight delay to our guidance for that trial. In parallel, we are actively preparing for commercialization and have commenced a number of collaborations with mental health providers in the US to understand the patient care experience and to investigate models for the delivery of scalable COMP360 psilocybin treatment within various care settings, if approved by the FDA. We are also excited to provide a full data set from our phase 2 study in individuals living with post-traumatic stress disorder this Spring after an initial safety data readout late last year.”

Business highlights
COMP360 psilocybin therapy in treatment-resistant depression (TRD):
•Phase 3 program underway, composed of two pivotal trials with an integrated, long-term outcomes component
◦Pivotal trial 1 (COMP 005): single dose monotherapy, n=255, top-line data expected in fourth quarter 2024

◦Pivotal trial 2 (COMP 006): fixed repeat dose monotherapy, n=568, top-line data expected in mid-2025
◦Long-term follow up in each trial will generate data on duration of response and potential effect of retreatment
Additional COMP360 development activities:
•Research collaborations with Greenbrook TMS and Hackensack Meridian Health launched to explore and develop multiple potential commercial delivery templates for COMP360 psilocybin treatment, if approved
•Phase 2 study in patients with post-traumatic stress disorder (PTSD) initial safety data reported, COMP360 well tolerated, full data set expected in Spring 2024
•Phase 2 study in anorexia nervosa ongoing
•Publication of results of COMP360 treatment in bipolar II depression published in JAMA Psychiatry showing a significant number of patients experience relief from their bipolar II depression symptoms after a single 25mg dose of COMP360 psilocybin treatment.

Leadership Update
•Teri Loxam to start as Chief Financial Officer on March 1, 2024

Financial highlights
•Net loss for the year ended December 31, 2023, was $118.5 million, or $2.32 loss per share (including non-cash share-based compensation expense of $17.3 million), compared with $91.5 million, or $2.16 loss per share, during the same period in 2022 (including non-cash-share-based compensation expense of $13.1 million)
•Net loss for the three months ended December 31, 2023, was $32.5 million, or $0.53 loss per share (including non-cash share-based compensation expense of $4.2 million), compared with $30.9 million, or $0.73 loss per share, during the same period in 2022 (including non-cash-share-based compensation expense of $3.3 million)
•Research and development (R&D) expenses were $87.5 million for the year ended December 31, 2023, compared with $65.1 million during the same period in 2022. Of this increase, $14.0 million related to an increase in external development expenses as we continue to investigate COMP360 psilocybin treatment in clinical trials and preclinical studies. A further

$6.9 million and $1.6 million were attributable to personnel expenses and non-cash share-based compensation respectively, to support the expansion of the digital, preclinical and clinical teams in late 2022 and 2023. Other expenses increased by $0.1 million
•R&D expenses were $27.1 million for the three months ended December 31, 2023, compared with $19.8 million during the same period in 2022. Of this increase, $3.6 million related to an increase in external development expenses as we continue to investigate COMP360 psilocybin treatment in clinical trials and preclinical studies. A further $2.1 million was attributable to personnel expenses due to increased headcount. Other expenses increased by $1.2 million, which primarily related to an increase in external consulting fees and non-cash share-based compensation increased by $0.4 million
•General and administrative (G&A) expenses were $49.4 million for the year ended December 31, 2023, compared with $45.4 million during the same period in 2022. The increase was partially attributable to an increase of $2.6 million in non-cash share-based compensation, with a further increase of $2.0 million and $1.0 million in facilities and other expenses and personnel expenses respectively. The increases were partially offset by a decrease of $1.6 million in legal and professional fees
•G&A expenses were $11.3 million for the three months ended December 31, 2023, compared with $12.4 million during the same period in 2022. This was attributable to a decrease of $1.5 million in personnel expenses, partially offset by an increase of $0.5 million in non-cash share-based compensation. There was a further decrease of $0.1 million in legal and professional fees
•Cash and cash equivalents were $220.2 million as of December 31, 2023, compared with $143.2 million as of December 31, 2022
•Long term debt was $28.8 million as of December 31, 2023, compared with $0 million as of December 31, 2022
•Additional $31.4 million net cash raised to date in first quarter 2024

Financial Guidance
First quarter 2024 net cash used in operating activities is expected to be in the range of $17 million to $23 million. This range includes the amount receivable in respect of the 2022 R&D tax credit in the UK, confirmed by HMRC to be paid in full, but the timing for which is uncertain. The full-year 2024 net cash used in operating activities is expected to be in the range of $110 million to $130 million. The cash position at December 31, 2023, together with the net cash raised to date in the first quarter, is expected to be sufficient to fund operating expenses and capital expenditure requirements into late 2025.

Conference call
The Compass Pathways management team will host a conference call at 8.00am ET (1:00pm UK) on February 29, 2024.
Please register in advance here to access the call and obtain a local or toll-free phone number and personal pin.
A live webcast of the call will be available on Compass Pathway’s website at: Fourth Quarter 2023 Financial Results. The webcast will also be available on the Investors section of the Compass Pathways website. The webcast will be archived for 30 days. The call will also be webcast on the Compass Pathways website and archived for 30 days. For more information, please visit the Compass Pathways website (ir.compasspathways.com).

About Compass Pathways
Compass Pathways plc (Nasdaq: CMPS) is a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health. Our focus is on improving the lives of those who are suffering with mental health challenges and who are not helped by current treatments. We are pioneering the development of a new model of psilocybin treatment, in which our proprietary formulation of synthetic psilocybin, COMP360, is administered in conjunction with psychological support. COMP360 has been designated a Breakthrough Therapy by the U.S. Food and Drug Administration (FDA) and has received Innovative Licensing and Access Pathway (ILAP) designation in the UK for treatment-resistant depression (TRD). We have commenced a phase 3 clinical program of COMP 360 psilocybin treatment in TRD, the largest randomised, controlled, double-blind psilocybin treatment clinical program ever conducted. Previously, we completed a phase 2b study with top line data showing a statistically significant (p<0.001) and clinically relevant improvement in depressive symptom severity after three weeks for patients who received a single high dose of COMP360 psilocybin with psychological support. We are also conducting phase 2 clinical studies of COMP360 psilocybin treatment for post-traumatic stress disorder (PTSD) and anorexia nervosa. COMPASS is headquartered in London, UK, with offices in New York and San Francisco in the United States. Our vision is a world of mental wellbeing. www.compasspathways.com

Availability of other information about COMPASS Pathways
Investors and others should note that we communicate with our investors and the public using our website (www.compasspathways.com), our investor relations website (ir.compasspathways.com), and on social media (LinkedIn), including but not limited to investor presentations and investor fact sheets, US Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”,

“plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, COMPASS’s financial guidance, Compass’s business strategy and goals, its expectations and projections about the company’s future cash needs and financial results, the anticipated proceeds to be received from the pending exercise of warrants issued in the private placement and future exercises, if any, of remaining warrants issued in the private placement; Compass’s plans and expectations regarding its phase 3 trials in TRD, including its expectations that the phase 3 pivotal program is on track and the time periods during which the results of the two Phase 3 trials will become available, the potential for these phase 3 trials or other trials to support regulatory filings and approvals, the safety or efficacy of its investigational COMP360 psilocybin treatment, including for treatment of TRD, PTSD, anorexia nervosa, and bipolar II depression, Compass’s expectations regarding its ongoing preclinical work and clinical trials, development efforts and innovation labs and Compass’s plans, expectations and ability to achieve its goals related to the research collaboration agreements with Greenbrook TMS and Hackensack Meridian Health. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Compass’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

These risks, uncertainties, and other factors include, among others: we will require substantial additional funding to achieve our business goals, including to repay the term loan facility, and if we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our product development efforts; the availability of future tranches under the term loan facility is dependent, in part, on the approval of the lender, achievement of certain milestones and other factors; the risk that the pending warrant exercises for approximately $9.0 million in proceeds will not settle; clinical development is lengthy and outcomes are uncertain, and therefore our phase 3 clinical trials in TRD and our other clinical trials may be delayed or terminated; full results from the phase 2 study in post-traumatic stress disorder or results from future studies may not be consistent with the initial 24-hour safety data; our efforts to obtain marketing approval from the applicable regulatory authorities in any jurisdiction for COMP360 or any of future product candidates may be unsuccessful; our development efforts and our business strategy to set up research facilities and innovation labs involves significant costs and resources and may be unsuccessful; the risk that our research collaborations will not continue or will not be successful, including the risk that Greenbrook TMS’s willingness or ability to complete its obligations under the research collaboration may be adversely affected by business combinations, restructurings or other corporate transactions, worsening of its financial position or significant changes in Greenbrook TMS’s strategy and our efforts to obtain coverage and reimbursement for our investigational COMP360 psilocybin treatment, if approved, may be unsuccessful; and those risks and uncertainties described under the heading “Risk Factors” in Compass’s most recent annual report on Form 10-K or quarterly report on Form 10-Q and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”) , which are available on the SEC’s website at www.sec.gov. Except as required by law, Compass disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Compass’s current expectations and speak only as of the date hereof.

Enquiries
Media: Amy Lawrence, amy@compasspathways.com, +44 7813 777 919
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324

COMPASS PATHWAYS PLC
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$220,198	$143,206
Restricted cash	440	175
Prepaid income tax	1,123	575
Prepaid expenses and other current assets	39,535	47,695
Total current assets	261,296	191,651
NON-CURRENT ASSETS:
Operating lease right-of-use assets	4,306	2,006
Deferred tax assets	3,336	2,224
Long-term prepaid expenses and other assets	7,049	1,413
Total assets	$275,987	$197,294
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,892	$4,761
Accrued expenses and other liabilities	11,301	9,325
Operating lease liabilities - current	2,411	1,510
Total current liabilities	19,604	15,596
NON-CURRENT LIABILITIES
Long-term debt	28,757	—
Operating lease liabilities - non-current	1,882	418
Total liabilities	50,243	16,014
SHAREHOLDERS' EQUITY:
Ordinary shares, £0.008 par value; 61,943,471 and 42,631,794 shares authorized, issued and outstanding at December 31, 2023 and 2022, respectively	635	440
Deferred shares, £21,921.504 par value; nil and 1 share authorized, issued and outstanding at December 31, 2023 and 2022, respectively	—	28
Additional paid-in capital	621,645	458,825
Accumulated other comprehensive loss	(16,926)	(16,867)
Accumulated deficit	(379,610)	(261,146)
Total shareholders' equity	225,744	181,280
Total liabilities and shareholders' equity	$275,987	$197,294

COMPASS PATHWAYS PLC
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
OPERATING EXPENSES:
Research and development	$27,139	$19,794	$87,518	$65,053
General and administrative	11,266	12,397	49,401	45,350
Total operating expenses	38,405	32,191	136,919	110,403
LOSS FROM OPERATIONS:	(38,405)	(32,191)	(136,919)	(110,403)
OTHER INCOME (EXPENSE), NET:
Other income	2,415	481	4,878	4,061
Interest expense	(1,124)	—	(2,204)	—
Foreign exchange gains	1,622	(3,566)	3,686	821
Benefit from R&D tax credit	3,354	4,442	12,875	14,424
Total other income, net	6,267	1,357	19,235	19,306
Loss before income taxes	(32,138)	(30,834)	(117,684)	(91,097)
Income tax expense	(394)	(92)	(780)	(408)
Net loss	(32,532)	(30,926)	(118,464)	(91,505)

Net loss per share attributable to ordinary shareholders—basic and diluted	$(0.53)	$(0.73)	$(2.32)	$(2.16)
Weighted average ordinary shares outstanding—basic and diluted	61,961,674	42,436,292	51,028,024	42,436,292

Net loss	(32,532)	(30,926)	(118,464)	(91,505)
Other comprehensive loss:
Foreign exchange translation adjustment	540	13,776	(59)	(25,707)
Comprehensive loss	(31,992)	(17,150)	(118,523)	(117,212)